Exhibit 10a

INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of Glenbrook Life Scudder Variable Account (A) of Glenbrook Life and Annuity Company on Form N-4 of our report dated February 20, 1998 relating to the financial statements and financial statement schedule of Glenbrook Life and Annuity Company, appearing in the Statement of Additional Information, which is a part of such Registration Statement.



/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
July 27, 1998